UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2006

CHINA DIGITAL COMMUNICATION GROUP
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)

000-49715	91-2132336
(Commission File Number)	(IRS Employer Identification No.)

A-3. Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811
(Address of Principal Executive Offices) (Zip Code)

86-755-2698-3767
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        China Digital Communication Group announced that its board of directors has appointed Ran Liang as Chief Executive Officer, effective as of May 30, 2006. A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

        Mr. Liang, age 32, began her career as the audit project manager at Shenzhen Zheng Feng Li Fu CPA firm. In May 1998, she was certified as a CPA in China, then became director of the finance department at Zhong Wang Assets Management Co., Ltd., in April 2001. Ms. Liang became the customer manager at Hua Xia Bank, Shenzhen Branch in July 2002. In July 2003, she held the position of chief financial officer of Shenzhen Lan Ke Electronic Co., Ltd., then was promoted to CEO in December 2003.

Item  9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1 Press release dated May 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006	CHINA DIGITAL COMMUNICATION GROUP
By: Ran Liang
Name: Ran Liang
Title: Chief Executive Officer